                     CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                                OF

                  COVENANT FINANCIAL CORPORATION

     Covenant Financial Corporation, a corporation organized and existing under and by virtue of the General

Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: that, by a Unanimous Consent of the Board of Directors of Covenant Financial Corporation (the

"Corporation"), resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and requesting the shareholders of the Corporation to consider and approve same. The resolutions setting forth the proposed amendments state as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 1 thereof so that, as amended, such Article 1 shall be and read as follows:

                            ARTICLE 1

     The name of the Corporation is Air-Q Wi-Fi Corporation.

          RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation be amended by changing Article 2 thereof so that, as amended, such Article 2 shall be and read as follows:

                            ARTICLE 2

          The address of its registered office in the State of Delaware is 3511 Silverside

          Road, Suite 105, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is DELAWARE REGISTRY, LTD.

     SECOND: that, thereafter, shareholders of the Corporation owning 96.1% of the outstanding capital stock of the Corporation voted for such amendments to Articles 1 and 2 at a validly called special meeting of shareholders.

     THIRD: that such amendments were duly adopted in accordance with the provisions of Section 242 of the

General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Covenant Financial Corporation has caused this Certificate of Amendment to be signed by David Loflin, its President, on this 24th day of June, 2003.

                              COVENANT FINANCIAL CORPORATION

                              a Delaware corporation

                              By: /s/ DAVID LOFLIN

                                   David Loflin

                                   President